September 19, 2004

Jarden Corporation
555 Theodore Fremd Avenue, Suite B-302
Rye, New York 10580-1455

Attention:  Martin E. Franklin
            Chairman and Chief Executive Officer

                               JARDEN CORPORATION
                 $1,050,000,000 SENIOR SECURED CREDIT FACILITIES
                                COMMITMENT LETTER

Ladies and Gentlemen:

Jarden Corporation ("YOU" or the "COMPANY") has advised Citigroup and CIBC (each as defined below) that the Company intends to consummate the Transactions, as defined and described in Exhibit A hereto (the "TRANSACTION DESCRIPTION"), and that the Company desires to establish the senior secured credit facilities described herein, the proceeds of which would be used by the Company (i) to finance a portion of the Transactions, (ii) to refinance certain indebtedness of the Company and the Acquired Business (as defined in the Transaction
Description), (iii) to provide working capital from time to time for the Company and its subsidiaries and (iv) for other general corporate purposes (including, without limitation, the making of acquisitions permitted under the Operative
Documents (as defined below)). You have asked CUSA (as defined below) and
Canadian Imperial Bank of Commerce (collectively, the "INITIAL LENDERS") to commit to provide the Company with financing commitments for the entire amount of the Senior Secured Facilities (as defined in the Transaction Description).
Capitalized terms used in this Commitment Letter but not defined herein shall have the meanings ascribed to such terms in the Transaction Description.

Subject to the terms and conditions described in this letter agreement
(including Schedule A hereto) and the attached Exhibits A, B and C and each of the annexes thereto (collectively, and together with the Fee Letter referred to below, this "COMMITMENT LETTER"), (i) Citicorp USA, Inc. ("CUSA") is pleased to inform you of its commitment to provide the Company an amount equal to fifty-five percent (55%) of the principal amount of each of the Term Facility and the Revolving Facility and of its agreement to act as Syndication Agent and
(ii) Canadian Imperial Bank of Commerce is pleased to inform you of its commitment to provide the Company an amount equal to forty-five percent (45%) of the principal amount of each of the Term Facility and the Revolving Facility and of its agreement to act as Administrative Agent; provided, however, that each
Initial Lender's commitment to provide its portion of the Senior Secured
Facilities will be irrevocably reduced pro rata by the amount of the commitment of any prospective Lender (as defined below) to provide a portion of the Senior
Secured Facilities, effective upon delivery of written evidence of such Lender's commitment to the Company.

For purposes of this Commitment Letter, (i) "CGMI" shall mean Citigroup Global
Markets Inc., and "CITIGROUP" shall mean CUSA, CGMI and/or any affiliate of any of either of them as CUSA or CGMI shall determine to be appropriate to provide the services contemplated herein, (ii) "CIBC WMC" shall mean CIBC World Markets
Corp. and "CIBC" shall mean Canadian Imperial Bank of Commerce, CIBC WMC and/or any affiliate of any of either of them as Canadian Imperial Bank of Commerce or
CIBC

WMC shall determine to be appropriate to provide the services contemplated herein, and (iii) "ARRANGERS" shall mean CGMI and CIBC WMC, in their capacity as joint lead arrangers and book-running managers of the Senior Secured Facilities.

1. CONDITIONS PRECEDENT

The commitment of each of the Initial Lenders hereunder is subject to:

(a) the preparation, execution and delivery of definitive documentation with respect to the Senior Secured Facilities, including, without limitation, credit agreements, security agreements, guarantees and other agreements incorporating substantially the terms and conditions outlined in this Commitment Letter and otherwise reasonably satisfactory to each Initial Lender and their counsel (the
"OPERATIVE DOCUMENTS");

(b) the absence of any event or occurrence which, in the sole judgment of either
Arranger, has resulted in or could reasonably be expected to result in a material adverse change in the business, assets, operations, properties, condition (financial or otherwise) or liabilities (contingent or otherwise) of the Company and its subsidiaries (after giving effect to the Acquisition), taken as a whole, or of the Acquired Business, since December 31, 2003;

(c) the accuracy and completeness in all material respects of all representations that the Company or any of its affiliates makes to the Initial
Lenders and all information that the Company or any of its affiliates furnishes to the Initial Lenders;

(d) the Initial Lenders not discovering or otherwise becoming aware of any material information not previously disclosed to the Initial Lenders that either
Initial Lender believes to be materially inconsistent, in a manner adverse to the interests of the Lenders, with its understanding, based on the information that is publicly available or has been provided to such Initial Lender by or on behalf of the Company before the date of this Commitment Letter, of the business, assets, operations, properties, condition (financial or otherwise) or liabilities (contingent or otherwise) of the Company and its subsidiaries or the
Acquired Business;

(e) the execution, delivery and compliance with the terms of this Commitment
Letter, including the Fee Letter; and

(f) the satisfaction of other conditions precedent to the initial funding of the
Senior Secured Facilities contained in Exhibits B and C.

2. COMMITMENT TERMINATION

The commitments of the Initial Lenders and their respective obligations set forth in this Commitment Letter will terminate on the earliest of (a) 5:00p.m.
(New York time) on March 15, 2005, (b) the date the Operative Documents become effective and (c) the date of termination of the Acquisition Agreement in accordance with its terms.

3. SYNDICATION

The Arrangers reserve the right, before or after the execution of the Operative
Documents, to syndicate all or a portion of the commitments of the Initial
Lenders to one or more other financial institutions acceptable to the Arrangers that will become parties to the Operative Documents pursuant to a syndication to be managed by the Arrangers in consultation with the Company (the financial institutions becoming parties to the Operative Documents being collectively referred to herein as the "LENDERS"). The Company understands that the Arrangers intend to commence such syndication efforts promptly and it may elect to appoint one or more agents or co-agents reasonably acceptable to the
Company to assist in such syndication efforts.

The Arrangers will manage all aspects of the syndication of the Senior Secured
Facilities in consultation with the Company, including, without limitation, the timing of all offers to potential Lenders, the determination of all amounts offered to potential Lenders, the selection of Lenders, the allocation of commitments among the Lenders, the assignment of any titles and the compensation to be provided to the Lenders.

The Company shall take all action that the Arrangers may reasonably request to assist it in forming a syndicate acceptable to them. The Company's assistance in forming such syndicate shall include, but not be limited to: (i) making senior management, representatives and advisors of the Company (and using its commercially reasonable efforts to make senior management of the Acquired
Business) available to participate in information meetings with potential
Lenders at such times and places as the Arrangers may reasonably request; (ii)
using its commercially reasonable efforts to ensure that the syndication effort benefits from the existing lending relationships of the Company and of the
Acquired Business; (iii) assisting (including using its commercially reasonable efforts to cause its affiliates and advisors to assist and to cause the Acquired
Business to assist) in the preparation of a confidential information memorandum for the Senior Secured Facilities and other marketing and rating agency materials to be used in connection with the syndication of the Senior Secured
Facilities; and (iv) promptly providing the Arrangers with all information reasonably deemed necessary by it to complete a Successful Syndication (as defined in the Fee Letter) of the Senior Secured Facilities.

To ensure an orderly and effective syndication of the Senior Secured Facilities, the Company agrees that, until a Successful Syndication shall have been achieved, it will not and will not permit any of its affiliates or the Company to (and will use its commercially reasonable efforts to cause the Acquired
Business not to), syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, or engage in discussions concerning the syndication or issuance of, any debt security or commercial bank or other debt facility (including, without limitation, any renewals thereof), without the prior written consent of the Arrangers, other than (i) the Senior Secured Facilities described herein, (ii) intercompany loans made by the Company or its subsidiaries to the Company or any other subsidiary, as applicable and (iii) local lines of credit provided by banks or other financial institutions to foreign subsidiaries of the Company in amounts reasonably acceptable to the Arrangers.

CGMI and CIBC WMC will act as sole joint lead arrangers and joint book-running managers for the Senior Secured Facilities (with CGMI on the "left" and CIBC WMC on the "right"). CIBC will act as the collateral agent and administrative agent for the Senior Secured Facilities. CUSA will act as syndication agent for the
Senior Secured Facilities. The Company agrees that no additional agents, co-agents or lead arrangers will be appointed, or other titles conferred, without the consent of the Arrangers. The Company agrees that no Lender will receive any compensation of any kind for its participation in the Senior Secured
Facilities, except as expressly provided in the Fee Letter or in Exhibit B.

4. FEES

In addition to the fees described in Exhibit B, the Company will pay the fees set forth in the letter agreement, dated the date hereof (the "FEE LETTER"), between the Company, the Initial Lenders and the

Arrangers. The terms of the Fee Letter are an integral part of the commitments of each Initial Lender hereunder and constitute part of this Commitment Letter for all purposes hereof.

5. INDEMNIFICATION

The Company agrees to indemnify and hold harmless Citigroup, CIBC, each Lender and each of their respective affiliates and each of their respective officers, directors, employees, agents, advisors and representatives (each, an
"INDEMNIFIED PERSON") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Person (including, without limitation, in connection with or relating to, any investigation, litigation or proceeding or the preparation of any defense in connection therewith) in each case arising out of or in connection with or relating to this Commitment Letter, the Acquisition or the other Transactions, or any actual or proposed use of the proceeds of the
Senior Secured Facilities, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Person's gross negligence or willful misconduct or from any material breach by such
Indemnified Person of the obligations owing by it to the Company under this
Commitment Letter. In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective, whether or not such investigation, litigation or proceeding is brought by the Company, the Acquired Business or any of their respective directors, security holders or creditors, an Indemnified Person or any other person, or an Indemnified Person is otherwise a party thereto and whether or not any of the Transactions is consummated.

No Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company, the Acquired Business or any of their respective security holders or creditors for or in connection with the
Transactions, except to the extent such liability is determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Person's gross negligence or willful misconduct or from any material breach by such Indemnified Person of the obligations owing by it to the Company under this Commitment Letter. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).

6. COSTS AND EXPENSES

The Company agrees to pay or reimburse each Initial Lender on demand for all reasonable out-of-pocket costs and expenses incurred by each such Initial Lender
(whether incurred before or after the date hereof) in connection with the Senior
Secured Facilities and the preparation, negotiation, execution and delivery of this Commitment Letter, the Operative Documents and any security arrangements in connection therewith, including, without limitation, the reasonable fees and expenses of external counsel and of internal and third party appraisers advising the Initial Lenders, regardless of whether any of the Transactions is consummated. The Company further agrees to pay all out-of-pocket costs and expenses of the Initial Lenders (including, without limitation, reasonable fees and disbursements of counsel) incurred in connection with the enforcement of any of their respective rights and remedies hereunder.

7. CONFIDENTIALITY

The Company agrees that this Commitment Letter is for its confidential use only and that neither its existence nor the terms hereof will be disclosed by it to any person other than the officers, directors,

employees, accountants, attorneys and other advisors of the Company (the
"COMPANY REPRESENTATIVES"), and then only on a confidential and "need to know"
basis in connection with the Transactions; provided, however, that (i) the
Company may disclose the existence and the terms hereof to the extent required, in the opinion of its counsel, by applicable law, and (ii) following the
Company's acceptance of the provisions hereof as provided below and its return of an executed counterpart of this Commitment Letter to Citigroup and CIBC, the
Company may (x) disclose the existence and terms hereof (other than the Fee
Letter) to the Acquired Business, the principal shareholders of American
Household and the Sponsor and each of their respective officers, directors, employees, accountants, attorneys and other advisors, and then only on a confidential and "need to know" basis in connection with the Transactions, (y)
file a copy of this Commitment Letter (other than the Fee Letter) in any public record in which it is required by law or by regulation of any applicable governmental authority to be filed (or which, in the opinion of its counsel, is reasonably necessary to file in order to comply with such law or regulation) and may publicly disclose the amount of the commitment and the identity of the agents and arrangers and (z) file a copy of the Fee Letter, upon at least 5 business days' prior written notice to the Initial Lenders, in any public record in which it is required by law or by regulation of any applicable governmental authority to be filed (or which, in the opinion of its counsel, is reasonably necessary to file in order to comply with such law or regulation).
Notwithstanding any other provision in this Commitment Letter, each Initial
Lender hereby confirms that the Company and the Company Representatives shall not be limited from disclosing the U.S. tax treatment or U.S. tax structure of the Senior Secured Facilities and the other Transactions contemplated hereby.

Each Arranger and each Initial Lender agrees that agrees that this Commitment
Letter is for its confidential use only and that neither its existence nor the terms hereof will be disclosed by it to any person other than its respective officers, directors, employees, accountants, attorneys and other advisors and then only on a confidential and "need to know" basis in connection with the
Transactions; provided, however, that each Arranger and Initial Lender may disclose (i) this Commitment Letter or the existence and the terms hereof to the extent required by applicable law or by regulation of any applicable regulatory authority (or which, in the opinion of its counsel, is reasonably necessary to comply with such law or regulation) and (ii) this Commitment Letter or the terms hereof to any Lender or potential Lender in connection with the syndication of the Senior Secured Facilities provided that any such Lender or potential Lender shall have agreed to be bound by the confidentiality provisions specified in the
Confidential Information Memorandum referred to in paragraph 12 of Exhibit C.

8. REPRESENTATIONS AND WARRANTIES

The Company represents and warrants that (i) all information (other than financial projections) that has been or will hereafter be made available to any
Initial Lender, any Lender or any potential Lender by or on behalf of the
Company, the Acquired Business or any of their respective representatives in connection with the Transactions is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made and (ii) all financial projections, if any, that have been or will be prepared by or on behalf of the Company, the
Acquired Business or any of their respective representatives and made available to any Initial Lenders, any Lender or any potential Lender have been or will be prepared in good faith based upon assumptions that are reasonable at the time made and at the time the related financial projections are made available to the
Initial Lenders (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the
Company's control, and that no assurance can be given that the projections will be realized); provided, that in the event that at any time the foregoing representations and warranties would otherwise be incorrect, the Company agrees to

supplement the information and projections from time to time until the Operative
Documents become effective so that the representations and warranties contained in this paragraph remain correct at such time.

In providing this Commitment Letter and in arranging the Senior Secured
Facilities including the syndication of the Senior Secured Facilities, each
Arranger and each Initial Lender is relying on the accuracy of the information furnished to it by or on behalf of the Company, the Acquired Business or any of their respective representatives and the information available to it from generally recognized public sources, in each case, without responsibility for independent verification thereof.

9. NO THIRD PARTY RELIANCE OR ASSIGNMENT; AMENDMENTS; SHARING INFORMATION

The agreements of each Initial Lender hereunder and of any Lender that issues a commitment to provide financing under the Senior Secured Facilities are made solely for the benefit of the Company and may not be relied upon or enforced by any other person. Please note that those matters that are not covered or made clear in this Commitment Letter are subject to mutual agreement of the parties.
The Company may not assign or delegate any of its rights or obligations hereunder without the prior written consent of each Initial Lender, and any attempted assignment or delegation without such consent shall be void ab initio.
This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each party hereto. This
Commitment Letter is not intended to create a fiduciary relationship among the parties hereto.

The Company acknowledges that each Arranger and each Initial Lender may provide debt financing, equity capital or other services (including financial advisory services) to parties whose interests regarding the Transactions may conflict with the interests of the Company and each Arranger and each Initial Lender has so advised the Company. Consistent with each Initial Lender's policy to hold in confidence the affairs of its customers, each Initial Lender agrees that it will not furnish confidential information obtained from the Company or its affiliates to any of its other customers. Furthermore, each Initial Lender agrees that it will not make available to the Company for use in connection with the
Transactions, confidential information obtained, or that may be obtained, by such Initial Lender from any other person.

10. GOVERNING LAW, ETC.

This Commitment Letter shall be governed by, and construed in accordance with, the law of the State of New York.

Each of the Company, the Arrangers and the Initial Lenders irrevocably and unconditionally submits to the nonexclusive jurisdiction of any state or federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Commitment Letter. Service of any process, summons, notice or document by registered mail addressed to the Company, either
Arranger or either Initial Lender shall be effective service of process against such person for any suit, action or proceeding brought in any such court. Each of the Company, the Arrangers and the Initial Lenders irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction the Company, either
Arranger or either Initial Lender is or may be subject, by suit upon judgment.

This Commitment Letter sets forth the entire agreement among the parties with respect to the matters addressed herein and supersedes all prior communications, written or oral, with respect hereto. This Commitment Letter may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same Commitment Letter. Delivery of an executed counterpart of a signature page to this Commitment Letter by telecopier shall be as effective as delivery of a manually executed counterpart of this Commitment Letter. Sections 3 through 7 and Sections 10 through 12 hereof shall survive the termination, expiration or amendment of each Initial Lender's commitment hereunder; provided, that Sections
3 and 5 shall not survive the termination of the Initial Lenders' commitment hereunder if the Closing Date does not occur at the time of such termination.
The Company acknowledges that information and documents relating to the Senior
Secured Facilities may be transmitted through IntraLinksTM, the internet or similar electronic transmission systems.

11. PATRIOT ACT.

The Arrangers hereby notify you that pursuant to the requirements of the USA
Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the
"PATRIOT ACT"), each Lender is required to obtain, verify and record information that identifies the Company, which information includes the name, address, tax identification number and other information regarding the Company that will allow such Lender to identify the Company in accordance with the Patriot Act.
This notice is given in accordance with the requirements of the Patriot Act and is effective as to each Lender.

12. WAIVER OF JURY TRIAL

EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION,
PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE)
ARISING OUT OF OR RELATING TO THIS COMMITMENT LETTER OR THE TRANSACTIONS OR THE
ACTIONS OF THE PARTIES HERETO OR ANY OF THEIR AFFILIATES IN THE NEGOTIATION,
PERFORMANCE OR ENFORCEMENT HEREOF.

Please indicate your acceptance of the provisions hereof by signing the enclosed copy of this Commitment Letter and the Fee Letter and returning them to the
Initial Lenders, (i) in the case of Citigroup, to the attention of Stephen R.
Sellhausen, Managing Director, Citigroup Global Markets Inc., 390 Greenwich
Street, New York, New York 10013 (facsimile: (212) 723-8691) and (ii) in the case of CIBC, to the attention of Dean Decker, Managing Director, CIBC World
Markets Corp., 10880 Wilshire Boulevard, 17th Floor, Los Angeles, CA 90024
(facsimile: (310) 446-3610), in each case at or before 5:00 p.m. (New York City time) on September 20, 2004, the time at which the commitments of each Initial
Lender set forth above (if not so accepted prior thereto) will terminate. If you elect to deliver this Commitment Letter by telecopier, please arrange for the executed original to follow by next-day courier.

                                  Very truly yours,

                                  CITICORP USA, INC.

                                  By: /s/ Stephen R. Sellhausen
                                      -------------------------------------
                                      Name:  Stephen R. Sellhausen
                                      Title: Vice President

                                  CITIGROUP GLOBAL MARKETS INC.

                                  By: /s/ Stephen R. Sellhausen
                                      -------------------------------------
                                      Name:  Stephen R. Sellhausen
                                      Title: Managing Director

                                  CANADIAN IMPERIAL BANK OF COMMERCE

                                  By: /s/ Dean J. Decker
                                      -------------------------------------
                                      Name:  Dean J. Decker
                                      Title: Managing Director
                                             CIBC World Markets Corp., as Agent

                                  CIBC WORLD MARKETS CORP.

                                  By: /s/ Dean J. Decker
                                      -------------------------------------
                                      Name:  Dean J. Decker
                                      Title: Managing Director

                  [SIGNATURE PAGE TO JARDEN COMMITMENT LETTER]

ACCEPTED this 19th day
of September, 2004

Jarden Corporation

By: /s/ Desiree DeStefano
    -------------------------------------
    Name:  Desiree DeStefano
    Title: Senior Vice President

                  [SIGNATURE PAGE TO JARDEN COMMITMENT LETTER]

                              ANTI-TYING DISCLOSURE

     RE: JARDEN CORPORATION $1,050,000,000 SENIOR SECURED CREDIT FACILITIES

Citigroup's Global Corporate and Investment Bank ("GCIB") maintains a policy of strict compliance with the anti-tying provisions of the Bank Holding Company Act of 1956, as amended, and the regulations issued by the Federal Reserve Board implementing the anti-tying rules (collectively, the "Anti-tying Rules").
Moreover our credit policies provide that credit must be underwritten in a safe and sound manner and be consistent with Section 23B of the Federal Reserve Act and the requirements of federal law. Consistent with these requirements, and the
GCIB's Anti-tying Policy:

    o    You will not be required to accept any product or service offered by
         Citibank or any Citibank affiliate as a condition to the extension of commercial loans or other products or services to you by Citibank, unless such a condition is permitted under an exception to the
         Anti-tying Rules. As used in this paragraph and the next three paragraphs, "Citibank" means, collectively, Citibank, N.A. and its U.S.
         subsidiaries.

    o    Citibank will not vary the price or other terms of any Citibank product or service based on a condition that you purchase any other product or service from Citibank or any Citibank affiliate, unless Citibank is authorized to do so under an exception to the Anti-tying Rules.

    o    Citibank will not require you to provide property or services to
         Citibank or any affiliate of Citibank as a condition to the extension of a commercial loan to you by Citibank, unless such a requirement is reasonably required to protect the safety and soundness of the loan.

    o    Citibank will not require you to refrain from doing business with a competitor of Citibank or any of its affiliates as a condition to receiving a commercial loan from Citibank, unless the requirement is reasonably designed to ensure the soundness of the loan.

                                                                       EXHIBIT A

                               JARDEN CORPORATION
                 $1,050,000,000 SENIOR SECURED CREDIT FACILITIES

                             TRANSACTION DESCRIPTION

All capitalized terms used herein but not defined herein shall have the meanings provided in the Commitment Letter relating to this Transaction Description. The following transactions are referred to herein collectively as the
"TRANSACTIONS."

1.       The Company will acquire (the "ACQUISITION"), directly or indirectly
         (whether through a newly formed, wholly-owned subsidiary or such other structure reasonably satisfactory to the Arrangers), at least 90% of the capital stock of American Household, Inc. ("AMERICAN HOUSEHOLD"
         and, together with its subsidiaries, the "ACQUIRED BUSINESS") pursuant to a securities purchase agreement in form and substance satisfactory to the Arrangers (the "ACQUISITION AGREEMENT"). If the Company acquires greater than 90%, but less than 100%, of the capital stock of American
         Household, the Company subsequently will acquire a 100% ownership interest in American Household by means of a secondary "short-form"
         merger transaction.

2.       The Company will obtain new senior secured credit facilities in an aggregate principal amount equal to $1,050,000,000 (the "SENIOR SECURED
         FACILITIES"), which shall consist of a senior secured term loan facility in an aggregate principal amount equal to $850,000,000 (the
         "TERM FACILITY") and a senior secured revolving credit facility in an aggregate principal amount equal to $200,000,000 (the "REVOLVING
         FACILITY").

3.       The Company will receive gross cash equity contributions in an aggregate amount of approximately $350,000,000 (or such other amount acceptable to the Arrangers) from Warburg Pincus Private Equity VIII,
         L.P. (the "SPONSOR" and such equity financing, the "SPONSOR EQUITY
         FINANCING") on terms and conditions and pursuant to documentation reasonably acceptable to the Arrangers.

4.       The Company will repay or refinance (i) the indebtedness of the Company under its Second Amended and Restated Credit Agreement, dated as of
         June 11, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "EXISTING CREDIT AGREEMENT"), among the Company, as borrower, the financial institutions party thereto as lenders, CIBC, as administrative agent, and CUSA, as syndication agent, (ii) certain other existing indebtedness of the Company (other than the indebtedness of the Company arising under each outstanding series of its 9-3/4%
         Senior Subordinated Notes due 2012) and (iii) certain existing indebtedness of the Acquired Business, in an aggregate principal amount not to exceed approximately $480,000,000 (or such other amount to be agreed upon) (collectively, the "EXISTING INDEBTEDNESS").

5.       The Company will assume certain existing indebtedness of the Acquired
         Business in an aggregate principal amount not to exceed approximately
         $15,000,000 in the aggregate (or such other amount to be agreed upon)
         (the "ASSUMED INDEBTEDNESS").

6.       Costs, fees and expenses of the Company (excluding severance or other termination costs and expenses relating to employees of the Acquired
         Business whose employment is terminated in connection with the
         Acquisition) incurred in connection with the foregoing transactions will be paid in an amount not to exceed $35,000,000 (or such other amount to be agreed upon) (the "TRANSACTION COSTS").

                                      A-1

                                                                       EXHIBIT A

7.       The estimated sources and uses of the funds necessary to consummate the
         Transactions are set forth on Schedule I hereto (the "SOURCES AND USES
         OF FUNDS").

                                        2

                                                                      SCHEDULE I
                                                                    TO EXHIBIT A

                            SOURCES AND USES OF FUNDS

--------------------------------------------------------------------------------
SOURCES OF FUNDS                ($MM)      USES OF FUNDS                ($MM)
--------------------------------------------------------------------------------

Revolving Loans                 0.0        Purchase of Equity of        745.6
                                           Acquired Business
--------------------------------------------------------------------------------
Term Loan                       850.0      Refinance Existing           303.0
                                           Indebtedness of Company
--------------------------------------------------------------------------------
Sponsor Equity Financing        350.0      Repay Existing               144.0
                                           Indebtedness of Acquired
                                           Business
--------------------------------------------------------------------------------
Restricted Share Grant          4.0
--------------------------------------------------------------------------------
Assumption of Assumed           12.0       Assumption of Assumed        12.0
Indebtedness of Acquired                   Indebtedness of Acquired
Business                                   Business
--------------------------------------------------------------------------------
                                           Transaction Costs            30.0
--------------------------------------------------------------------------------
Holdback Reserve                40.0
--------------------------------------------------------------------------------
Excess Cash/Cost of Synergies                                           21.4
--------------------------------------------------------------------------------
TOTAL SOURCES                   1256.0     TOTAL USES                   1256.0
--------------------------------------------------------------------------------

                                      AI-1

                                                                       EXHIBIT B

                               JARDEN CORPORATION
                 $1,050,000,000 SENIOR SECURED CREDIT FACILITIES
                    SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

This Summary of Principal Terms and Conditions outlines certain terms of the
Senior Secured Facilities referred to in the Commitment Letter, dated September
19, 2004, addressed to Jarden Corporation from Citicorp USA, Inc., Citigroup
Global Markets Inc., Canadian Imperial Bank of Commerce and CIBC World Markets
Corp. (the "COMMITMENT LETTER"). All capitalized terms used herein but not defined herein shall have the meanings provided in the Commitment Letter or the
Transaction Description relating to this Summary of Principal Terms and
Conditions.

BORROWER:                                        Jarden Corporation, a Delaware corporation  (the "BORROWER").

TRANSACTIONS:                                    As described in the Transaction Description.

ADMINISTRATIVE AGENT:                            Canadian Imperial Bank of Commerce (in its capacity as
                                                 administrative agent, the "ADMINISTRATIVE AGENT").

SYNDICATION AGENT:                               Citicorp USA, Inc. (in its individual capacity, "CUSA" and, in its capacity as syndication agent, the "SYNDICATION AGENT"; and
                                                 together with the Administrative Agent, the "AGENTS").

DOCUMENTATION AGENT:                             Bank of America, N.A. (in its individual capacity, "BOFA" and, in its capacity as documentation agent, the "DOCUMENTATION AGENT").

JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS:      Citigroup Global Markets Inc. ("CGMI") and CIBC World Markets Corp.
                                                 ("CIBC WMC" and together with CGMI, in their capacity as joint lead arrangers and joint book-running managers, the "ARRANGERS").

LENDERS:                                         CUSA or one of its affiliates ("CITIGROUP"), Canadian Imperial Bank of Commerce or one of its affiliates ("CIBC") and other financial institutions or entities acceptable to the Arrangers (the
                                                 "Lenders").

LETTER OF CREDIT ISSUERS:                        Citigroup, CIBC, BofA and other Lenders (or affiliates of Lenders)
                                                 acceptable to the Arrangers and the Borrower (the "ISSUERS").

SENIOR SECURED FACILITIES:                       Up to $1,050,000,000 in the aggregate of loans (the "LOANS") and other financial accommodations allocated as follows:

                                                 TERM FACILITY: A Senior Secured Term Loan Facility in an aggregate principal amount of $850,000,000 (the "TERM FACILITY").

                                                         B-1

                                                 REVOLVING FACILITY: A Senior Secured Revolving Credit Facility in an
                                                 aggregate principal amount of $200,000,000 (the "REVOLVING FACILITY";
                                                 together with the Term Facility, the "SENIOR SECURED FACILITIES").

                                                 o  LETTERS OF CREDIT. Up to $150,000,000 of the Revolving Facility
                                                    will be available for the issuance of letters of credit by the
                                                    Issuers for the account of the Borrower ("LETTERS OF CREDIT"). No
                                                    Letter of Credit will have a termination date after the 5th day preceding the Revolving Facility Termination Date (as defined below), and none shall have a term of more than one year.

                                                 o  SWING LOANS. Up to $35,000,000 of the Revolving Facility will be available to the Borrower for discretionary swing loans from the
                                                    Administrative Agent.

PURPOSE AND AVAILABILITY:                        (A)  The full amount of the Term Facility must be drawn in a single drawing on the date on which the Transactions are consummated (the
                                                 "CLOSING DATE") and applied to consummate such Transactions in accordance with the Sources and Uses of Funds.  Amounts borrowed under the Term Facility that are repaid or prepaid may not be reborrowed.

                                                 (B) The proceeds of loans under the Revolving Facility will be used by the Borrower for working capital and other general corporate purposes (including, without limitation, the making of acquisitions permitted under the Operative Documents). Loans under the Revolving
                                                 Facility will be available on and after the Closing Date and at any time before the Revolving Facility Termination Date, in minimum principal amounts to be agreed. Amounts repaid under the Revolving
                                                 Facility may be reborrowed.

FINAL MATURITY                                   (A)  TERM FACILITY:
AND AMORTIZATION:
                                                 The Term Facility will mature on the date that is 7 years after the
                                                 Closing Date and will amortize in quarterly installments over such period as follows:

                                                 Year 1                  1%
                                                 Year 2                  1%
                                                 Year 3                  1%
                                                 Year 4                  1%
                                                 Year 5                  1%
                                                 Year 6                  1%
                                                 Year 7                 94%

                                                          B-2

                                                 ; provided, however, that in the event requisite shareholder approval is not obtained with respect to the conversion of the Series C preferred stock of the Borrower to be issued in connection with the
                                                 Transactions, then the Term Facility will mature on the date that is six and one-half years after the Closing Date with the final quarterly installment due at the end of such period. (B) REVOLVING
                                                 FACILITY:

                                                 The Revolving Facility will mature, and the revolving credit commitments relating thereto will terminate, on the date that is 5 years after the Closing Date (the "REVOLVING FACILITY TERMINATION
                                                 DATE").

GUARANTEE:                                       All obligations of the Borrower under the Senior Secured Facilities, any exposure of a Lender in respect of cash management transactions
                                                 (if any) incurred on behalf of the Borrower or any of its
                                                 subsidiaries, or under any interest protection or other hedging arrangements (if any) entered into with a Lender (or any affiliate thereof) (collectively, the "OBLIGATIONS") will be unconditionally guaranteed (the "GUARANTEES") by each existing and subsequently acquired or organized material domestic subsidiary (as determined by the Arrangers) of the Borrower and each material foreign subsidiary of the Borrower, if any, that guarantees any other indebtedness of the Borrower (the "GUARANTORS").

COLLATERAL:                                      The Obligations of the Borrower and each Guarantor in respect thereof will be secured by substantially all of the assets and properties of the Borrower and each Guarantor, including, but not limited to, (i) a first priority perfected pledge of (x) all notes owned by the
                                                 Borrower and the Guarantors and (y) all capital stock owned by the
                                                 Borrower and the Guarantors (but (I) not more than 65% of the voting capital stock of their respective directly owned foreign subsidiaries and (II) none of the capital stock of their respective indirectly owned foreign subsidiaries unless such capital stock is owned directly by another domestic Guarantor) and (ii) a first priority perfected security interest in all other assets owned by the Borrower and the Guarantors, including, without limitation, accounts, inventory, equipment, goods, investment property, instruments, chattel paper, deposit accounts, commercial tort claims, real estate, leasehold interests, contracts, patents, copyrights, trademarks and other general intangibles, subject to customary exceptions for transactions of this type to be agreed upon (the "COLLATERAL").

                                                 All the above-described pledges, security interests and

                                                          B-3

                                                 mortgages shall be created on terms, and pursuant to documentation, reasonably satisfactory to the Arrangers, and on the Closing Date, subject to customary grace periods, such security interests shall have been perfected and the Arrangers shall have received reasonably satisfactory evidence as to the perfection and priority thereof. Each of the Borrower and its subsidiaries, as applicable, shall use its reasonable best efforts to comply with the foregoing.

                                                 Notwithstanding anything to the contrary in the foregoing, the
                                                 Arrangers may agree to exclude particular assets from the Collateral where they determine that the costs of perfecting a security interest, lien or mortgage in such assets are excessive in relation to the benefit afforded thereby.

                                                 Notwithstanding anything to the contrary in the foregoing, the
                                                 Arrangers agree to limit the amounts and types of information regarding the Collateral required to be set forth on the disclosure schedules to the Operative Documents, whether by use of materiality thresholds, dollar thresholds or any other parameters acceptable to the Arrangers; provided, however, that the Borrower will be required to specify on such disclosure schedules (and any required updates thereto) all information that is necessary or reasonably advisable to perfect (or maintain the perfection of) the Administrative Agent's lien on, and security interest, in the Collateral.

                                                 None of the Collateral shall be subject to any other pledges, security interests, mortgages or other liens, subject to certain limited exceptions to be agreed upon.

                                                 Notwithstanding anything to the contrary in the foregoing, any security interest in the assets or properties of the Borrower or any of its subsidiaries constituting Gaming Authorizations (as defined below) that the Borrower or such subsidiaries are required to hold in connection with their respective businesses is subject to the Gaming
                                                 Laws (as defined below) applicable to such Gaming Authorizations. All rights, remedies and powers granted to the Administrative Agent or the Lenders pursuant to the Operative Documents with respect to such
                                                 Gaming Authorizations may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the
                                                 Gaming Laws applicable to the Borrower and such subsidiaries with respect to the Gaming Authorizations that the Borrower and such subsidiaries are required to hold in connection with their respective businesses, and then only to the extent that the required approvals
                                                 (including prior approvals) are obtained from the requisite Gaming
                                                 Authorities (as defined below).

                                                          B-4

                                                 "GAMING AUTHORITY" means any governmental authority that holds regulatory, licensing or permit authority with respect to gaming matters within its jurisdiction.

                                                 "GAMING AUTHORIZATIONS" means any and all permits, licenses, findings of suitability, authorizations, approvals, plans, directives, consent orders or consent decrees of or from any federal, state or local court, or any governmental authority (including any Gaming Authority) required by any Gaming Authority or under any Gaming Law.

                                                 "GAMING LAWS" means all statutes, rules, regulations, ordinances, codes, administrative or judicial orders or decrees or other laws pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming activities conducted by the
                                                 Borrower or any of its subsidiaries within its jurisdiction.

INTEREST RATES AND FEES:                         As set forth in Annex I hereto and in the Fee Letter.

OPTIONAL PREPAYMENTS AND                         Optional prepayments of borrowings under the Senior Secured
REDUCTIONS IN COMMITMENTS:                       Facilities, and optional reductions of the unutilized portion of the
                                                 Revolving Facility commitments, will be permitted at any time, in minimum principal amounts to be agreed, without premium or penalty, subject to reimbursement of the Lenders' redeployment costs in the case of a prepayment of LIBOR borrowings other than on the last day of the relevant interest period.

                                                 All optional prepayments applicable to the Term Facility shall be applied pro rata among the Lenders thereunder and to the remaining amortization payments under the Term Facility on a pro rata basis.

MANDATORY PREPAYMENTS:                           Loans under the Senior Secured Facilities shall be prepaid in an amount equal to:

                                                 (a) 50% of annual excess cash flow (to be defined in the Operative
                                                 Documents but in any event shall exclude cash earn out payments in connection with permitted acquisitions and acquisitions that have already occurred, cash pension contributions, cash environmental costs and expenses, cash litigation settlements, cash restructuring expenses and the change in consolidated working capital) for each fiscal year; provided, however, that (i) if the Total Leverage Ratio
                                                 (to be defined) is less than 3.0:1 during the Borrower's fiscal year ended December 31, 2005, such prepayment shall not be

                                                          B-5

                                                 required for such fiscal year and (ii) if the Total Leverage Ratio in succeeding fiscal years is less than ratios to be determined for each fiscal year, then such percentage shall be reduced to a percentage to be agreed upon;

                                                 (b) 100% of the net cash proceeds of all non-ordinary-course asset sales or other dispositions of property by the Borrower or any other subsidiaries of the Borrower (including insurance and condemnation proceeds), subject to certain reinvestment rights to be agreed;
                                                 provided, that the Borrower shall not be required to prepay the Loans with the net cash proceeds received from the sale or other disposition of the real and personal property of the Acquired
                                                 Business located at Hattiesburg, Mississippi or Matamoros, Mexico unless and to the extent that such net cash proceeds exceed
                                                 $10,000,000 in the aggregate;

                                                 (c) 100% of the net proceeds of issuances of debt obligations of the
                                                 Borrower or any subsidiaries of the Borrower; and

                                                 (d) 50% of the net proceeds of issuances of equity of the Borrower
                                                 (other than issuances of equity (i) pursuant to the Sponsor Equity
                                                 Financing or (ii) to the Sponsor to the extent the proceeds of such issuance are used to finance acquisitions permitted under the
                                                 Operative Documents), or any subsidiaries of the Borrower;

                                                 in each case, subject to limited and customary exceptions to be agreed and, in the case of the prepayments required by the foregoing clauses (b), (c) and (d), within 10 business days of receipt by the
                                                 Borrower or any of its subsidiaries of the applicable net proceeds giving rise to such prepayment requirement.

                                                 All mandatory prepayments shall be applied to the aggregate principal amounts outstanding under the Term Facility on a pro rata basis to the remaining amortization payments under the Term Facility and, in the case of mandatory prepayments under clause (b) above, after the repayment in full of the Term Facility, all prepayments thereunder will be applied to repay loans under the Revolving Facility (with corresponding permanent reductions of the outstanding commitments thereunder).

                                                 The Borrower shall prepay the loans outstanding under the Revolving
                                                 Facility (and cash collateralize outstanding Letters of Credit) to the extent that such loans and Letters of Credit exceed the aggregate commitments under the Revolving Facility.

                                                          B-6

REPRESENTATIONS AND WARRANTIES:                  Substantially similar to the representations and warranties specified in the Borrower's Existing Credit Agreement (with such changes and updated schedules as may be mutually agreed between the Borrower and the Arrangers) and otherwise usual and customary for facilities and transactions of this type (with customary exceptions and materiality thresholds to be agreed), including, without limitation:

                                                 1.    Corporate status and authority.

                                                 2.    Execution, delivery and performance of Operative Documents do not violate law or other agreements.

                                                 3.    No government or regulatory approvals required, other than approvals in effect; Gaming Authorizations.

                                                 4.    Due authorization, execution and delivery of Operative
                                                       Documents; legality, validity, binding effect and
                                                       enforceability of the Operative Documents.

                                                 5.    Ownership of subsidiaries.

                                                 6.    Accuracy of financial statements and other information.

                                                 7.    No event or occurrence which has resulted in or could
                                                       reasonably be expected to result in a material adverse change in (i) the business, assets, operations, properties, condition
                                                       (financial or otherwise), liabilities (contingent or otherwise)
                                                       or prospects of the Borrower and its subsidiaries, taken as a whole, since December 31, 2003 (ii) the ability of the Borrower or the Guarantors to perform their respective obligations under the Operative Documents or (iii) the ability of the
                                                       Administrative Agent and the Lenders to enforce the Operative
                                                       Documents (any of the foregoing being a "MATERIAL ADVERSE
                                                       CHANGE").

                                                 8.    Solvency.

                                                 9.    No action, suit, investigation, litigation or proceeding
                                                       pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to result in a Material Adverse
                                                       Change.

                                                 10.   Payment of taxes.

                                                          B-7

                                                 11.   Full disclosure.

                                                 12.   Compliance with margin regulations.

                                                 13.   No burdensome restrictions and no default under material
                                                       agreements or the Operative Documents.

                                                 14.   Inapplicability of the Investment Company Act and Public
                                                       Utility Holding Company Act.

                                                 15.   Use of proceeds.

                                                 16.   Insurance.

                                                 17.   Labor matters.

                                                 18.   Compliance in all material respects with laws and regulations, including ERISA, and all applicable environmental laws and regulations.

                                                 19.   Ownership of properties and necessary rights to intellectual property.

                                                 20.   Validity, priority and perfection of security interests in collateral.

CONDITIONS PRECEDENT                             Usual and customary for facilities and transactions of this type,
TO INITIAL BORROWING:                            including those specified in the Summary of Additional Conditions
                                                 Precedent attached as Exhibit C to the Commitment Letter.

CONDITIONS PRECEDENT TO EACH EXTENSION OF        On the date of each extension of credit (i) there shall exist no
CREDIT:                                          default under the Operative Documents, (ii) the representations and warranties of the Borrower and each of its subsidiaries party to any of the Operative Documents under such Operative Documents shall be
                                                 (x) in the case of the initial extension of credit on the Closing
                                                 Date, true and correct and (y) in the case of each extension of credit made after the Closing Date, true and correct in all material respects, in each case immediately prior to, and after giving effect to, the funding thereof, and (iii) the making of such extension of credit shall not violate any applicable requirement of law and shall not be enjoined, temporarily, preliminarily or permanently.

REPORTING COVENANTS:                             Substantially similar to the reporting covenants specified in the
                                                 Borrower's Existing Credit Agreement (with such changes and updates as may be mutually agreed between the Company and the Arrangers) and otherwise usual and customary for facilities and transactions of this type (to be applicable to the

                                                          B-8

                                                 Borrower and each of its subsidiaries), including, without limitation:

                                                 1.    Delivery of audited annual consolidated and unaudited
                                                       consolidating financial statements and unaudited quarterly consolidated and consolidating financial statements.

                                                 2.    Other reporting requirements and notices of default and
                                                       litigation, subject to customary exceptions and materiality thresholds to be agreed.

AFFIRMATIVE COVENANTS:                           Substantially similar to the affirmative covenants specified in the
                                                 Borrower's Existing Credit Agreement (with such changes and updated schedules as may be mutually agreed between the Company and the
                                                 Arrangers) and otherwise usual and customary for facilities and transactions of this type (to be applicable to the Borrower and each of its subsidiaries), including, without limitation, subject, in each case, to customary exceptions and materiality thresholds to be agreed:

                                                 1.    Preservation of corporate existence.

                                                 2.    Compliance in all material respects with laws (including ERISA and applicable environmental laws) and contractual obligations;
                                                       maintenance of gaming licenses.

                                                 3.    Conduct of business; maintenance of principal lines of
                                                       business.

                                                 4.    Payment of taxes.

                                                 5.    Payment and performance of obligations.

                                                 6.    Maintenance of insurance.

                                                 7.    Access to books and records and visitation and access rights.

                                                 8.    Maintenance of books and records.

                                                 9.    Maintenance of properties.

                                                 10.   Use of proceeds.

                                                 11.   Environmental matters.

                                                 12.   Provision of additional collateral, guarantees and mortgages;
                                                       landlord waivers for material leased property; bailee letters for material Collateral located

                                                         B-9

                                                       at third party locations.

                                                 13.   Further assurances.

NEGATIVE COVENANTS:                              Substantially similar to the negative covenants specified in the
                                                 Borrower's Existing Credit Agreement (with such changes and updated schedules as may be mutually agreed between the Company and the
                                                 Arrangers) and otherwise usual and customary for facilities and transactions of this type (to be applicable to the Borrower and each of its subsidiaries), including, without limitation, subject in each case to customary and certain other exceptions and materiality thresholds to be agreed:

                                                 1.    Limitations on debt and guarantees, including obligations in respect of foreign currency exchange and other hedging
                                                       arrangements, but other than (i) debt arising under each
                                                       outstanding series of the Borrower's 9-3/4% Senior Subordinated
                                                       Notes due 2012 and (ii) debt arising under interest rate
                                                       hedging agreements entered into by the Company with respect to the indebtedness under its existing indentures. For the
                                                       avoidance of doubt, the Coleman IRB shall not be deemed
                                                       indebtedness.

                                                 2.    Limitations on liens.

                                                 3.    Limitations on loans and investments.

                                                 4.    Limitations on asset dispositions, including, without
                                                       limitation, the issuance and sale of capital stock of
                                                       subsidiaries.

                                                 5.    Limitations on dividends, redemptions and repurchases with respect to capital stock and other standard restricted junior payments; provided, that so long as at the time of
                                                       determination, both before and immediately after giving effect to the applicable repurchase (i) no event of default shall have occurred and be continuing, (ii) the Borrower shall have at least an amount to be agreed of excess availability under the
                                                       Revolving Facility and (iii) the Total Leverage Ratio (to be
                                                       defined) is less than a ratio to be determined, the Borrower will be permitted to repurchase its common stock in an
                                                       aggregate amount to be agreed upon.

                                                 6.    Limitations on cancellation of debt and on prepayments,
                                                       redemptions and repurchases of debt

                                                         B-10

                                                       (other than loans under the Senior Secured Facilities).

                                                 7.    Limitations on mergers, consolidations, acquisitions, joint ventures and creation of subsidiaries; provided, however, that so long as at the time of determination, both before and
                                                       immediately after giving effect to the applicable acquisition,
                                                       (i) no event of default shall have occurred and be continuing and (ii) the Borrower shall be in compliance (on a pro forma basis) with the financial covenants in the Operative Documents
                                                       (provided, that the Borrower will not be required to provide pro forma historical financial information and other
                                                       calculations supporting its determination of compliance with such financial covenants to the extent that the Cost of
                                                       Acquisition (to be defined in the Operative Documents) of the applicable acquisition is less than $35,000,000), the Borrower and each of the Guarantors shall be permitted to consummate one or more acquisitions (without the consent of the Administrative
                                                       Agent and the Lenders) to the extent that the aggregate
                                                       consideration paid or payable by the Borrower and the
                                                       Guarantors in respect of all such acquisitions does not exceed
                                                       (x) $150,000,000 in any fiscal year or (y) $300,000,000 during any consecutive three fiscal year period, subject to certain limitations to be agreed.

                                                 8.    Limitations on changes in business.

                                                 9.    Limitations on transactions with affiliates.

                                                 10.   Limitations on restrictions on distributions from subsidiaries and granting of negative pledges.

                                                 11.   Limitations on amendment of constituent documents, debt
                                                       agreements and other material agreements, except for
                                                       modifications that could not reasonably be expected to
                                                       materially adversely affect the interests of the Lenders.

                                                 12.   Limitation on changes in accounting treatment or reporting practices and the fiscal year.

                                                 13.   Limitations on use of proceeds in contravention of margin
                                                       regulations.

                                                 14.   Limitation on sale/leasebacks and operating leases.

                                                         B-11

                                                 15.   Limitation on speculative transactions except for the sole purpose of hedging in the normal course of business and
                                                       consistent with industry practices.

                                                 16.   Limitations relating to ERISA events.

                                                 17.   Limitations on assets held by foreign subsidiaries.

                                                 18.   Limitations on cash payments of earn-outs.

                                                 19.   Limitations on immaterial subsidiaries.

                                                 20.   Prohibition on Borrower (i) operating any of its lines of
                                                       business other than through its subsidiaries, (ii) owning
                                                       assets other than the equity interests in its subsidiaries, cash and cash equivalents and such other property consistent with its sole function as a holding company (including the holding of intangible property) and (iii) engaging in any other activities other than activities reasonably incidental to the foregoing.

SELECTED FINANCIAL COVENANTS:                    A maximum total leverage ratio, a maximum senior leverage ratio and a minimum fixed charge coverage ratio, in each case tested on a quarterly basis and with definitions and levels to be agreed.

                                                 A maximum capital expenditure level, tested on an annual basis and with definitions and levels to be agreed.

INTEREST RATE MANAGEMENT:                        The Borrower will be required to enter into interest rate hedging arrangements, on terms and with counterparties satisfactory to the
                                                 Arrangers, covering a notional amount sufficient to ensure that an amount to be agreed of the Borrower's total debt (other than its indebtedness under the Revolving Facility) is effectively paid on a fixed rate basis for a period after the Closing Date acceptable to the Arrangers to be determined.

GAMING REGULATIONS:                              The Transactions contemplated by the Operative Documents are subject to Gaming Laws applicable to the Borrower and its subsidiaries with respect to Gaming Authorizations that the Borrower and its subsidiaries are required to hold in connection with their respective businesses. Without limiting the foregoing, the Administrative Agent and each of the Lenders will be subject to being called forward by the Gaming Authorities, in their discretion, for licensing or a finding of suitability or to file or provide other information to such Gaming Authorities. Each of the Administrative Agent and the
                                                 Lenders will be required to cooperate with the Gaming

                                                         B-12

                                                 Authorities in connection with the provision of such documents and other information as may be requested by such Gaming Authorities relating to the Borrower and its subsidiaries or to the Operative
                                                 Documents.

EVENTS OF DEFAULT:                               Substantially similar to the events of default specified in the
                                                 Borrower's Existing Credit Agreement and otherwise usual for facilities and transactions of this type, including, without limitation (subject to customary grace periods to be agreed):

                                                 1.    Failure to pay principal, interest or any other amount
                                                       when due.

                                                 2.    Representations or warranties incorrect in any material respect when given.

                                                 3.    Failure to comply with covenants (with grace periods as
                                                       applicable).

                                                 4.    Cross-default to debt (with materiality levels to be agreed).

                                                 5.    Failure to satisfy or stay execution of judgments (with
                                                       materiality levels to be agreed).

                                                 6.    Bankruptcy or insolvency.

                                                 7.    The existence of certain materially adverse employee benefit or environmental events or liabilities.

                                                 8.    Change of ownership or control.

                                                 9.    Actual or asserted invalidity or impairment of any Operative
                                                       Document.

VOTING:                                          Amendments and waivers of the Operative Documents will require the approval of Lenders holding more than 50% of the aggregate amount of the loans and commitments under the Senior Secured Facilities, except that the consent of each affected Lender shall be required with respect to, among other things, (i) increases in commitments of or imposition of additional obligations on the Lenders, (ii)
                                                 reductions of principal, interest or fees, (iii) extensions of scheduled amortization or final maturity, and (iv) releases of all or any substantial part of the collateral or all or any substantial part of the Guarantors from their obligations under the Guarantees
                                                 (other than such releases required in connection with any sale or other disposition expressly permitted pursuant to the terms of the
                                                 Operative Documents).

                                                         B-13

ASSIGNMENT AND PARTICIPATION:                    The Lenders will have the right to assign loans and commitments to their affiliates and to other Lenders or to any Federal Reserve Bank without restriction and to other financial institutions, with the consent, not to be unreasonably withheld, of the Administrative Agent and, after completion of the syndication of the Senior Secured
                                                 Facilities (as determined by Arrangers) and so long as no event of default has occurred and is continuing, the Borrower. Minimum aggregate assignment level of (i) $5,000,000 and $1,000,000 increments in excess thereof in the case of the Revolving Facility and (ii) $1,000,000 or a multiple thereof in the case of the Term
                                                 Facility. The parties to the assignment (other than the Borrower and/or Citigroup) shall pay to the Administrative Agent an administrative fee of $3,500.

                                                 Each Lender will have the right to sell participations in its rights and obligations under the loan documents, subject to customary restrictions on the participants' voting rights.

YIELD PROTECTION, TAXES                          The Operative Documents will contain yield protection provisions,
AND OTHER DEDUCTIONS:                            customary for facilities of this nature, protecting the Lenders in the event of unavailability of funding, funding losses, reserve and capital adequacy requirements.

                                                 All payments to be free and clear of any present or future taxes, withholdings or other deductions whatsoever (other than income and franchise taxes in the jurisdiction of the Lender's applicable lending office or in which such Lender is incorporated ("COVERED
                                                 TAXES")). The Lenders will use commercially reasonable efforts to minimize to the extent possible any applicable taxes and the Borrower will indemnify the Lenders and the Administrative Agent for such taxes paid by the Lenders or the Administrative Agent.

                                                 Notwithstanding anything to the contrary in the foregoing, to the extent the Borrower would be required to indemnify any Lender for any
                                                 Covered Taxes or other payments pursuant to the yield protection provisions referred to above (such Lender, an "AFFECTED LENDER"), the
                                                 Borrower will have the right, on terms and conditions to be agreed, to substitute another Lender acceptable to the Administrative Agent in the place of such Affected Lender.

INDEMNIFICATION:                                 Customary indemnification provisions by the Borrower in favor of the
                                                 Administrative Agent, the Syndication Agent, the Documentation Agent,
                                                 the Arrangers, each Lender, their respective affiliates and each of their respective officers, directors, employees, agents, advisors, attorneys and representatives.

                                                         B-14

EXPENSES:                                        The Borrower and each Guarantor shall jointly and severally pay or reimburse the Administrative Agent and the Arrangers for all reasonable out-of-pocket costs and expenses incurred by the
                                                 Administrative Agent and the Arrangers (including reasonable external attorneys' fees and expenses) in connection with (i) the preparation, negotiation and execution of the Operative Documents; (ii) the syndication and funding of the Loans under the Senior Secured
                                                 Facilities; (iii) the creation, perfection or protection of the liens under the Operative Documents (including all search, filing and recording fees); and (iv) the on-going administration of the
                                                 Operative Documents (including the preparation, negotiation and execution of any amendments, consents, waivers, assignments, restatements or supplements thereto).

                                                 The Borrower and each Guarantor further agree to jointly and severally pay or reimburse the Administrative Agent and each of the
                                                 Lenders and Issuers for all costs and out-of-pocket expenses, including reasonable external attorneys' fees and expenses, incurred by the Administrative Agent or such Lenders and Issuers in connection with (i) the enforcement of the Operative Documents; (ii) any refinancing or restructuring of the Senior Secured Facilities in the nature of a "work-out" or any insolvency or bankruptcy proceeding;
                                                 (iii) any legal proceeding relating to the obligations of the
                                                 Borrower or the Guarantors under the Operative Documents or to the
                                                 Borrower or any Guarantor or any of the Borrower's other subsidiaries related to or arising out of the Senior Secured Facilities or the other transactions contemplated by the Operative Documents or (iv)
                                                 taking any other action in or with respect to any suit or proceeding
                                                 (bankruptcy or otherwise) described in the foregoing clauses (i),
                                                 (ii) or (iii).

GOVERNING LAW AND FORUM:                         New York.

COUNSEL TO THE ADMINISTRATIVE AGENT AND THE      Weil, Gotshal & Manges LLP.
ARRANGERS:

                                                         B-15

                                                                         ANNEX I
                                                                    TO EXHIBIT B

                               JARDEN CORPORATION
                 $1,050,000,000 SENIOR SECURED CREDIT FACILITIES
                             INTEREST RATES AND FEES

INTEREST RATES:                        Loans under the Senior Secured Facilities will bear interest, at the option of the Borrower, at one of the following rates:

                                       (i) the Applicable Margin (as defined below) plus the Base Rate (as defined below), payable quarterly in arrears; or

                                       (ii) the Applicable Margin plus the current LIBO rate as quoted by Citigroup, adjusted for reserve requirements, if any, and subject to customary change of circumstance provisions for interest periods of one, two, three or six months
                                       (or, if available to all Lenders, nine or twelve months) (the "LIBO RATE"), payable at the end of the relevant interest period, but in any event at least quarterly.

                                       "APPLICABLE MARGIN" means:

                                       (a) in the case of Revolving Loans:

                                            (i) prior to the Trigger Date (as defined below): 1.50% per annum, in the case of Base Rate Loans, and 2.50% per annum, in the case of LIBO Rate Loans;
                                       and

                                            (ii) thereafter, such higher or lower rates per annum determined by reference to a leveraged-based pricing grid to be determined (the "PRICING
                                       GRID"); and

                                       (b) in the case of the Term Loans, 1.50% per annum, in the case of Base Rate
                                       Loans, and 2.50% per annum, in the case of LIBO Rate Loans.

                                       "TRIGGER DATE" means the date that is six months after the Closing Date.

                                       "BASE RATE" means the higher of (i) CIBC's base rate and (ii) the Federal Funds
                                       Effective Rate plus 1/2 of 1%.

                                       Interest shall be calculated on the basis of the actual number of days elapsed in a 360-day year (or 365 or 366 days, as the case may be, in the case of Base
                                       Rate Loans, except where the Base Rate is determined pursuant to

                                      B-I-1

                                       clause (ii) of the definition thereof).

DEFAULT INTEREST:                      During the continuance of an event of default (as defined in the Operative
                                       Documents), Loans under the Senior Secured Facilities will bear interest at an additional 2% per annum.

UNUSED COMMITMENT FEE:                 From and after the Closing Date, a non-refundable unused commitment fee equal to (i) prior to the Trigger Date, 0.50% per annum and (ii) thereafter, 0.50%
                                       per annum or such lower rate per annum determined by reference to the Pricing
                                       Grid of the daily average unused portion of the Revolving Facility (whether or not then available) will accrue, payable quarterly in arrears and on the
                                       Revolving Facility Termination Date.

LETTER OF CREDIT FEES:                 A percentage per annum equal to the Applicable Margin for LIBO Rate Loans under the Revolving Facility to the Lenders and 0.125% per annum to the applicable
                                       Issuer will accrue on the outstanding undrawn amount of any Letter of Credit, payable quarterly in arrears and computed on a 360-day basis. In addition, the
                                       Borrower will pay to the applicable Issuer standard opening, amendment, presentation, wire and other administration charges applicable to each Letter of Credit.

                                       During the continuance of an event of default (as defined in the Operative
                                       Documents), the Letter of Credit Fees will increase by an additional 2% per annum.

                                                         B-I-2

                                                                       EXHIBIT C

                               JARDEN CORPORATION
                 $1,050,000,000 SENIOR SECURED CREDIT FACILITIES
                   SUMMARY OF ADDITIONAL CONDITIONS PRECEDENT

All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter. The initial borrowing under the Senior
Secured Facilities shall be subject to the following additional conditions precedent:

1. CONSUMMATION OF TRANSACTIONS. The Transactions shall have been consummated or shall be consummated simultaneously with or immediately following the closings under the Senior Secured Facilities in accordance with this Commitment Letter, the Operative Documents, the Acquisition Agreement and all other related documentation (without any waiver, amendment or modification of any material provision thereof (other than non-material waivers, amendments or modifications that do not materially adversely affect the interests of the Arrangers, the
Administrative Agent or the Lenders), except with the prior written consent of the Arrangers (not to be unreasonably withheld), and (a) the Arrangers shall be satisfied with (i) any material changes to the Acquisition Agreement and the schedules thereto from the corresponding drafts thereof dated September 19, 2004 provided to the Arrangers, (ii) any material change to the structure of the
Acquisition or any of the other Transactions from that described in the
Transaction Description and (iii) all other material agreements entered into by the Company in connection with the Transactions; (b) the capital structure of the Company and its subsidiaries before and after giving effect to the
Transactions shall be consistent with the provisions of this Commitment Letter and otherwise satisfactory to the Arrangers; and (c) the Company shall have received (i) not less than $350,000,000 in aggregate gross cash proceeds from the issuance of equity securities pursuant to the Sponsor Equity Financing. The terms and conditions of the Sponsor Equity Financing shall be satisfactory to the Arrangers and the Lenders in all respects.

2. EXISTING INDEBTEDNESS; ASSUMED INDEBTEDNESS. The Arrangers shall have received satisfactory evidence that all loans outstanding under, and all other amounts due in respect of, the Existing Indebtedness shall have been repaid in full (or satisfactory arrangements made for such repayment) and the commitments thereunder shall have been permanently terminated. The Company shall have assumed or otherwise become liable for the Assumed Indebtedness on terms and conditions and pursuant to documentation reasonably satisfactory to the
Arrangers. After giving effect to the Transactions, none of the Company or any of its subsidiaries shall have outstanding any indebtedness other than (a) the loans and other extensions of credit under the Senior Secured Facilities, (b)
the Assumed Indebtedness and (c) other limited indebtedness permitted under the
Operative Documents to be agreed. Notwithstanding the foregoing, the indebtedness arising under each outstanding series of the Company's 9-3/4%
Senior Subordinated Notes due 2012 shall remain outstanding on and after the
Closing Date.

3. SOURCES AND USES OF FUNDS. The sources and uses of funds relating to the
Transactions shall each be consistent with the Sources and Uses of Funds and any material changes to the Sources and Uses of Funds shall be reasonably acceptable to each of the Arrangers.

4. FINANCIAL STATEMENTS OF THE COMPANY. Not later than 45 days before the
Closing Date, the Lenders shall have received (a) to the extent publicly unavailable prior to the date hereof, audited consolidated and unaudited consolidating (other than with respect to statements of stockholders' equity)
balance sheets and related statements of income, stockholders' equity and cash flows of the Company and its subsidiaries for the five fiscal years ended on or before December 31, 2003, in each case, prepared in accordance with, or reconciled to, generally accepted accounting principles in the United States and

                                       C-1

prepared in accordance with Regulation S-X under the Securities Act, (b) to the extent completed and available, unaudited consolidated and consolidating (other than with respect to statements of stockholders' equity) balance sheets and related statements of income, stockholders' equity and cash flows of the Company and its subsidiaries for the fiscal year ended December 31, 2004 and (c) to the extent completed and available, unaudited consolidated and consolidating (other than with respect to statements of stockholders' equity) balance sheets and related statements of income, stockholders' equity and cash flows of the Company and its subsidiaries for each completed fiscal quarter since the date of the most recent audited financial statements (and, to the extent available, for each completed month since the last such fiscal quarter), which audited and unaudited financial statements (i) shall be in form and scope satisfactory to the Lenders and (ii) shall not be materially inconsistent with the financial statements previously provided to the Lenders.

5. FINANCIAL STATEMENTS OF THE ACQUIRED BUSINESS. Not later than 45 days before the Closing Date, the Lenders shall have received (a) to the extent publicly unavailable prior to the date hereof, audited consolidated and unaudited consolidating (other than with respect to statements of stockholders' equity)
balance sheets and related statements of income, stockholders' equity and cash flows of the Acquired Business for the three fiscal years ended on or before
December 31, 2003, in each case, prepared in accordance with, or reconciled to, generally accepted accounting principles in the United States and prepared in accordance with Regulation S-X under the Securities Act (subject, in the case of each of the three fiscal years ended prior to the Closing Date, to certain exceptions reasonably acceptable to the Arrangers) and (b) to the extent completed and available, unaudited consolidated and consolidating (other than with respect to statements of stockholders' equity) balance sheets and related statements of income, stockholders' equity and cash flows of the Acquired
Business for each completed fiscal quarter since the date of such audited financial statements (and, to the extent available, for each completed month since the last such quarter), which audited and unaudited financial statements
(i) shall be in form and scope satisfactory to the Lenders and (ii) shall not be materially inconsistent with the financial statements previously provided to the
Lenders.

6. PRO FORMA FINANCIAL STATEMENTS; PROJECTIONS. The Lenders shall have received a pro forma consolidated balance sheet of the Company as of the Closing Date, after giving effect to the Transactions, together with a certificate of the chief financial officer of the Company to the effect that such statements accurately present the pro forma financial position of the Company and its subsidiaries in accordance with Regulation S-X under the Securities Act (subject to certain exceptions reasonably acceptable to the Arrangers), and the Lenders shall be satisfied that such balance sheets are not materially inconsistent with the forecasts and other information previously provided to the Lenders. The
Company shall have delivered its then most recent projections through the seventh fiscal year, prepared on a quarterly basis through the end of December
2005, which shall not be materially inconsistent with the projections and other information provided to the Arrangers prior to the date of the Commitment
Letter.

7. MAXIMUM LEVERAGE RATIO. Each Arranger shall have received evidence reasonably satisfactory to it (including an officers' certificate accompanied by satisfactory supporting schedules and other data) that the ratio of pro forma consolidated debt to pro forma consolidated EBITDA (to be defined to include adjustments required or permitted by Item 10 of Regulation S-K of the Securities
Act and such other adjustments as shall be acceptable to the Arrangers in their reasonable judgment) of the Company and its subsidiaries calculated in a manner acceptable to the Arrangers in their reasonable judgment and after giving effect to the Transactions for the trailing four quarters ended immediately prior to the Closing Date was not greater than 3.75 to 1.

                                      C-2

8. LITIGATION. There shall be no litigation or administrative proceeding or development in any litigation or administrative proceeding that has had or could reasonably be expected to result in a Material Adverse Change or have a material adverse effect on the ability of the parties to consummate the Acquisition, the funding of the Senior Secured Facilities or any of the other Transactions.

9. SOLVENCY. The Lenders shall have received a solvency certificate, in form and substance satisfactory to each Arranger, from the chief financial officer of the
Company, together with such other evidence reasonably requested by the Lenders, confirming the solvency of the Company after giving effect to the Transactions.

10. NO CONFLICTS. The consummation of the Transactions shall not (a) violate any applicable law, statute, rule or regulation in any material respect or (b)
conflict with, or result in a default or event of default or an acceleration of any rights or benefits under any agreement to which any of the Company, American
Household or any of their respective subsidiaries is a party, that is material to the Company, any of the Company's subsidiaries or the Acquired Business, taken as a whole, and the Arrangers shall have received one or more customary legal opinions to such effect, satisfactory to each Arranger, from counsel to the Company satisfactory to each Arranger.

11. CONSENTS. All requisite material governmental authorities and third parties shall have approved or consented to the Transactions to the extent required, all applicable appeal periods shall have expired and there shall be no judicial or regulatory action by a governmental agency, actual or threatened, that could reasonably be expected to restrain, prevent or impose materially burdensome conditions on the Transactions.

12. CONFIDENTIAL INFORMATION MEMORANDUM. The Arrangers shall have received, not later than the earlier of the date that is (a) 30 days after the Company executes the Acquisition Agreement and (b) 45 days prior to the Closing Date,
(i) the complete printed Confidential Information Memorandum relating to the
Senior Secured Facilities suitable for use in a customary syndication of bank financing, with all financial statements (both audited and unaudited), information and projections relating to the Company, the Company's subsidiaries and the Acquired Business as deemed necessary or desirable to be included therein by the Arrangers in their reasonable judgment and (ii) confirmation that the Senior Secured Facilities shall have been rated by Standard & Poor's Ratings
Services ("S&P") and by Moody's Investors Service, Inc. ("MOODY'S").

13. PERFECTION OF SECURITY INTERESTS. The Lenders shall have a valid and perfected first priority lien on and security interest in the collateral referred to in Exhibit B under "Security"; all filings, recordations and searches necessary or reasonably desirable in connection with such liens and security interests shall have been duly made; and all filings and recording fees and taxes shall have been duly paid. The Arrangers shall have received satisfactory title insurance policies (including such endorsements as the
Arrangers may require), current certified surveys, evidence of zoning and other legal compliance, certificates of occupancy, legal opinions and other customary documentation required by the Arrangers with respect to all real property of the
Company and its subsidiaries subject to mortgages.

14. MISCELLANEOUS CLOSING CONDITIONS. Other customary closing conditions, including delivery from the Company's counsel (including any local counsel) of customary legal opinions for transactions of this type and otherwise in form and substance satisfactory to the Arrangers; satisfactory lien search results;
accuracy of representations and warranties in all material respects; evidence of authority; absence of violation with applicable laws and regulations (including but not limited to ERISA, margin regulations, and environmental laws) which could reasonably be expected to have a Material Adverse Effect; payment

                                       C-3

of fees and expenses; and obtaining of satisfactory insurance (including, without limitation, the receipt of endorsements naming the Administrative Agent as lender's loss payee and additional insureds).

                                       C-4